                                        Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements noted below on Form S-3 and S-8 of our reports dated February 25, 2022, except as to Notes 1, 2, 3, 5, 14, 15 and 16, which are as of May 10, 2022, with respect to the consolidated financial statements of Citigroup Inc.

• Form S-3    Nos. 33-63663, 333-12439, 333-46628, 333-48474, 333-50338, 333-56088, 333-68949, 333-57364, 333-75554, 333-83741, 333-102206, 333-103940, 333-105316, 333-106510, 333-108047, 333-117615, 333-122925, 333-132177, 333-132370, 333-135163, 333-142849, 333-146471, 333-157386, 333-157459, 333-172554, 333-172562, 333-186425, 333-191056, 333-192302, 333-214120, 333-216372, 333-224495, and 333-255302

• Form S-8 Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683, 333-181647, 333-203791, 333-203792, 333-211479, 333-225038, 333-225040, 333-231545, 333-231547, and 333-238303

/s/ KPMG LLP
New York, New York
May 10, 2022